                                                                    EXHIBIT 99.4

               ILC TECHNOLOGY, INC. INTERIM FINANCIAL STATEMENTS

     The condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures which are made are adequate to make the information presented not misleading. It is suggested that the condensed consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report/Form 10-K for the year ended September 27, 1997.

     These financial statements have been prepared in all material respects in conformity with the standards of accounting measurements set forth in Accounting Principles Board Opinion No. 28 and reflect, in the opinion of management, all adjustments (that consisted only of normal recurring adjustments) necessary to present fairly the financial information set forth therein. The results of operations for such interim periods are not necessarily indicative of the results to be expected for the full year.


                                        2

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                              ILC TECHNOLOGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In thousands, except per share data)



                                              QUARTER ENDED

                                     JANUARY 3, 1998         DECEMBER 28, 1996
                                     ---------------         -----------------


Net Sales ........................      $ 13,414                   $ 12,121

Costs and expenses:
  Cost of sales ..................        10,196                      8,741
  Research and development .......           767                      1,072
  Marketing ......................           726                        747
  General and administrative .....         1,040                        988
  Special charges ................         4,656                         --
  Amortization of intangibles ....            30                         30
                                        --------                   --------
                                          17,415                     11,578
                                        --------                   --------
Income (loss) from operations
 before provision for (benefit
 from) income taxes and interest
 expense ..........................       (4,001)                       543
                                        --------                   --------

Interest expense, net .............           73                        139
                                        --------                   --------

Income (loss) from operations
 before provision for (benefit
 from) income taxes ...............       (4,074)                       404

Provision for (benefit from)
 income taxes .....................         (824)                        97
                                        --------                   --------

Net income (loss) .................      $(3,250)                     $ 307
                                        ========                   ========




Basic earnings (loss) per share:
  Net income (loss) ...............       $(0.67)                    $0.06
                                        ========                  ========

  Weighted average shares
   outstanding ....................        4,887                     4,792
                                        ========                  ========

Diluted earnings (loss) per share:
  Net income (loss) ...............       $(0.67)                    $0.06
                                        ========                  ========

Weighted average shares
 outstanding ......................        4,887                     5,042
                                        ========                  ========










                             See accompanying notes

                                        3

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                              ILC TECHNOLOGY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                        JANUARY 3, 1998     SEPTEMBER 27, 1997
                                        ---------------     ------------------
                                        (unaudited)

ASSETS

Current assets:
  Cash and cash equivalents ...........      $1,248              $1,114
  Accounts receivable, net ............       9,928              10,535
  Inventories:
   Raw materials ......................       5,787               5,459
   Work-in-process ....................       4,586               3,974
   Finished goods .....................       1,445               1,283
                                            -------             -------
     Total inventories ................      11,818              10,716
                                            -------             -------

  Deferred tax asset ..................       1,836                 836
  Prepaid expenses ....................         290                 344
  Current portion of note receivable
   from sale of PLI, net...............          --               1,150
                                             ------             -------

     Total current assets .............      25,120              24,696
                                            -------             -------

  Property and equipment, net .........      21,520              21,653
  Note receivable from sale of
  PLI, net of current portion, net.....          --               2,197
  Covenant-not-to-compete, net ........         208                 238
  Other assets ........................          97                 765
                                            -------             -------

                                            $46,945             $49,548
                                            =======             =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ....................      $3,840              $4,362
  Accrued liabilities .................       3,195               3,219
  Current portion of long-term debt....       1,825               2,535
  Accrued income taxes payable ........       1,370               1,243
                                            -------             -------

     Total current liabilities ........      10,230              11,359
                                            -------             -------

  Long-term debt ......................       3,500               2,500
  Obligations under equipment line ....       1,167                 568
  Other accruals ......................          67                  78
  Capital lease obligation ............          40                  50

Stockholders' equity:
  Common stock ........................       7,376               7,178
  Retained earnings ...................      24,565              27,815
                                             ------              ------
     Total stockholders' equity .......      31,941              34,993
                                             ------              ------

                                            $46,945             $49,548
                                            =======             =======



                             See accompanying notes

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



                              ILC TECHNOLOGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (In thousands)

                                                    QUARTER ENDED

                                                  JAN 3, 1998     DEC 28, 1996
                                                  -----------     ------------


Cash flows from operating activities -

Net income (loss) ...............................   $(3,250)          $307
Adjustment to reconcile net income (loss) to net
 cash used in operating activities:
   Special charges...............................     4,656             --
   Depreciation and amortization ................       479            503
   Amortization of non-compete agreement ........        30             30
   Changes in assets and liabilities from operations:
     (Increase) decrease in accounts receivable..       357           (591)
     Increase in inventories ....................    (1,102)          (829)
     Increase in deferred tax asset .............    (1,000)            --
     (Increase) decrease in prepaid expenses ....         4            (50)
     (Increase) decrease in other assets ........         3            (34)
     Increase (decrease) in accounts payable ....      (522)           762
     Decrease in accrued liabilities ..........        (263)          (289)
     Net change in assets and liabilities from
     discontinued operations ....................        --           (515)
                                                    -------        -------

      Total adjustments .........................     2,642         (1,013)
                                                    -------        -------

      Net cash used in operating activities......    (608)            (706)
                                                    -------        -------
Cash flows from investing activities -
  Capital expenditures...........................    (346)          (1,229)
                                                    ------          ------

     Net cash used in investing activities.......    (346)          (1,229)
                                                   -------          ------

Cash flows from financing activities -
  Principal borrowings under line of credit .....   2,700            2,963
  Principal repayments under line of credit .....  (1,700)          (2,100)
  Principal borrowings under equipment line .....     934              667
  Principal payments under equipment line .......    (516)            (340)
  Principal payments under term loan for
   buildings ....................................    (528)            (263)
  Proceeds from issuance of common stock ........     198              136
                                                  -------          -------

      Net cash provided by financing
       activities ...............................   1,088            1,063
                                                  -------          -------

  Net increase (decrease) in cash and
   cash equivalents .............................     134             (872)
  Cash and cash equivalents at beginning
   of period ....................................   1,114            1,829
                                                  -------          -------
  Cash and cash equivalents at end of
   period .......................................  $1,248             $957
                                                  =======           ======









                             See accompanying notes

                                        5

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                              ILC TECHNOLOGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                   (CONTINUED)

                                 (In thousands)



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
- --------------------------------------------------





                                              QUARTER ENDED
                                              -------------

                                 JANUARY 3, 1998             DECEMBER 28, 1996
                                 ---------------             -----------------

Cash paid during the period for:

Interest expense ...............       $115                      $184
Income taxes ...................         50                        --







































                             See accompanying notes

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



                              ILC TECHNOLOGY, INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 JANUARY 3, 1998


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     BASIS OF PRESENTATION
     ---------------------

     The condensed consolidated financial statements include the accounts of ILC Technology, Inc., and its subsidiaries (the "Company" or "ILC"), after elimination of intercompany accounts and transactions. The Company's quarter ends on the last Saturday of the fiscal month.

     The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company's 1997 Form 10-K and quarterly report on Form 10-Q for the quarter ended December 28, 1996.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     CASH AND CASH EQUIVALENTS
     -------------------------

     For the purpose of the statement of cash flows, the Company considers all highly liquid investments with a maturity of less than three months at the time of issue to be cash equivalents.

     INVENTORIES
     -----------

     Inventories are stated at the lower of cost (first in, first out) or market, and include material, labor and manufacturing overhead.


2.   NET INCOME (LOSS) PER SHARE
- --   ---------------------------

     Basic earnings per common share were computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share for the quarters ended January 3, 1998 and December 26, 1996 were determined using the weighted-average number of shares of common stock and common equivalent shares outstanding during the period using the treasury stock method. As the Company reported a net loss in the quarter ended January 3, 1998, common equivalent shares are anti-dilutive in that period and are therefore not included in the computation of diluted earning per share.

     In the quarter ended Janary 3, 1998, the Company adoped Financial Accounting Standards No. 128, "Earnings per Share", effective December 15, 1997. As a result, the Company's reported earnings per share for the quarter ended December 28, 1996 were restated. There was no material effect on the previously reported earnings per share as a result of this accounting change.




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


                              ILC TECHNOLOGY, INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 JANUARY 3, 1998


3. COVENANT-NOT-TO-COMPETE
 -- -----------------------

     The covenant-not-to-compete relates to the Q-Arc acquisition that took place in 1991. This is being amortized over the period of the covenant. Subsequent to this acquisition, the Company quarterly evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of this intangible may warrant revision or that the remaining balance of the intangible may not be recoverable. When factors indicate that intangibles should be evaluated for possible impairment, the Company uses an estimate of the related subsidiary's undiscounted cash flow over the remaining life of the intangibles in measuring whether the intangibles are recoverable.


4.    INVESTMENT IN JOINT VENTURE
      ---------------------------

     In February 1995, ILC invested $450,000 in a lamp manufacturer located in Japan. ILC's investment represents a 49% ownership interest in the equity of the investee, consequently ILC accounts for its investment using the equity method of accounting. For the quarter ended January 3, 1998, no income of the investee is included in the accompanying condensed consolidated statement of operations. ILC's proportionate interest in the income of the investee from fiscal years 1995 through the second quarter of fiscal 1997 amounted to $215,000 and resulted in a total ILC investment of $665,000 at the end of fiscal year 1997. In addition, ILC has made advances to the investee of approximately $249,000 which resulted in a total investment in and advances to the joint venture of $914,000. Subsequent to fiscal 1997, ILC's venture partner has made certain claims and taken certain actions that have made ILC's management re-evaluate ILC's ongoing participation in and realization of its investment and advances to the joint venture. Accordingly, the accompanying financial statements for the period ended January 3, 1998 reflect a provision of $914,000 to fully reserve for realization of ILC's investment in and advances to the joint venture. The provision is included in special charges on the accompanying condensed consolidated statement of operations for the quarter ended January 3, 1998.

5.    DISCONTINUED OPERATIONS
      -----------------------

     In September 1996, ILC's Board of Directors voted to proceed with the divestiture of Precision Lamp, Inc. (PLI) which is a subsidiary based in Cotati, California. As a result of ILC's plan, an estimated loss on disposal of
$3,399,000, net of a tax benefit of $1,133,000, was recorded in the fourth quarter of fiscal 1996. This loss on disposal included estimated operating losses through the final disposition of the subsidiary and the write off of the unamortized balance of the PLI covenant-not-to-compete of approximately $470,000. For the quarter ended December 28, 1996, the loss incurred by this operation of approximately $201,000 was netted against the accrual for discontinued operations recorded in the fourth quarter of fiscal 1996.

     In January 1997, ILC signed an agreement to sell PLI. The original selling price was approximately $3.3 million but was subject to due diligence and the ability of PLI Acquisition Corp., the purchaser, to obtain adequate financing no later than March 31, 1997. The purchaser was not able to obtain adequate financing, but through further discussions with the purchaser, ILC agreed to sell the stock of PLI to PLI Acquisition Corp. for a promissory note with a face value of $4 million bearing 8% interest per year on any unpaid principal amount. Payments on the promissory note began in May 1997 and were scheduled to be completed in April 2000. This transaction was recorded in the third quarter of fiscal 1997. The purchase price, net of expenses and reserves, approximated the book value and therefore, no gain or loss was recorded.

                              ILC TECHNOLOGY, INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNaudited)
                                 JANUARY 3, 1998


5.    DISCONTINUED OPERATIONS (continued)
      ----------------------------------

     PLI Acquisition Corp. has not made the scheduled October 1997 through January 1998 payments on the note payable to ILC. ILC management has been in egotiations with PLI Acquisition Corp. with a view toward restructuring the terms of the note in contemplation of improvement in PLI Acquisition Corp.'s cash flow and anticipated ability to meet its obligations in the future. However, recent discussions with PLI Acquisition Corp. indicate that PLI Acquisition Corp.'s primary customer has not placed the anticipated orders with PLI Acquisition Corp. and, in fact has qualified product from two vendors other than PLI Acquisition Corp. Based upon these recent developments, ILC's management has re-evaluated PLI Acquisition Corp.'s ability to repay the note and has determined that it is more likely than not that impairment of the note exists. Accordingly, the accompanying financial statements for the period ended January 3, 1998 reflect a provision of $3,447,000 to fully reserve for realization of ILC's note receivable from PLI Acquisition Corp. The provision is included in special charges on the accompanying condensed consolidated statement of operations for the quarter ended January 3, 1998.


6.    CONVERTER POWER, INC.
      ---------------------

     In May 1997, ILC completed the sale of CPI to Applied Science and Technology, Inc. (ASTeX) for $6.35 million in cash and 45,000 shares of ASTeX common stock. The total sale price was $7.35 million, subject to adjustments related to warranties. ILC has estimated that $500,000 of potential warranties could be paid and has reduced the gain on sale accordingly. In August 1997, ASTeX removed approximately 4,900 shares from escrow based on post-closing audit adjustments. The remaining shares will be held in escrow subject to any further post-closing adjustments, with a final settlement in May 1998. The sale, net of expenses, resulted in a gain of $2,378,683 and was reported in the results of operations for the third quarter ended June 28, 1997. The net amount due from ASTeX of $500,000 (to be satisfied by the release to ILC of the ASTeX shares held in escrow) is reflected in accounts receivable in the accompanying balance sheet as of January 3, 1998.


7.    MERGER WITH BEC GROUP, INC.
      ----------------

     On October 30, 1997, ILC entered into a definitive Agreement and Plan of Merger by and among ILC, BEC Group, Inc. ("BEC") and BILC Acquisition Corp. ("Acquisition Corp."), a wholly owned subsidiary of BEC, pursuant to which ILC will merge (the "Merger") with and into Acquisition Corp. Upon consummation of the Merger, each outstanding share of ILC will be converted into the right to receive 2.18 shares (reflecting the completion of BEC's contemplated one-for two reverse stock split) of BEC's common stock. The Merger is subject to the approval of both ILC's shareholders and BEC's stockholders, and to certain regulatory approvals and other customary closing conditions. The respective chairmen of ILC and BEC have executed voting agreements in favor of the Merger. Final approval of the merger is pending approval by the respective shareholders of ILC and BEC. These shareholder meetings are both scheduled for March 11, 1998.